Exhibit 6


                               MISSION PARTNERS LP
                         11 WEST 42ND STREET, 19TH FLOOR
                               NEW YORK, NY 10036
                                 (212) 782-0207

                                April 4, 2002


VIA FACSIMILE TRANSMISSION,
CERTIFIED MAIL AND HAND DELIVERY
--------------------------------

Syntellect, Inc.
16610 North Black Canyon Highway
Phoenix, Arizona  85053

Attention:  Timothy P. Vatuone, Corporate Secretary

            RE:  SYNTELLECT, INC./NOTIFICATION AND REQUEST PURSUANT TO RULE
                 14A-7
                 ---------------------------------------------------------------

Ladies and Gentlemen:

      The undersigned, Mission Partners, L.P. ("MPLP"), is the beneficial owner of 529,600 shares of the common stock, $.01 par value ("Common Stock"), of Syntellect, Inc., a Delaware corporation (the "Company").

      In connection with the Company's 2002 Annual Meeting of Stockholders (the "Annual Meeting") and pursuant to Rule 14a-7(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), MPLP hereby requests that the Company furnish to it, as promptly as practicable (but not later than the fifth business next following the date hereof), the following information (collectively, the "List Information"):

      1. A statement of the approximate number of holders of record of the Common Stock as of the record date established by the Company for stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), together (if available or retrievable) with a sub-list of the 25 largest record holders and beneficial owners (in descending order of number of shares) of the outstanding Common Stock;

      2. A statement of the approximate number of beneficial owners of the Common Stock as of the Record Date to whom the Company has made or intends to make a solicitation in connection with the Annual Meeting through bankers, brokers, fiduciaries, nominees and other persons and holders; and

      3. An estimate of the cost of mailing the definitive proxy statement, form of proxy and accompanying solicitation materials, including communications pursuant to Rule 14a-12 under the Exchange Act (collectively, the "Solicitation Material"), to be furnished by MPLP to all such record holders and beneficial owners, including to the extent known and reasonably available, the estimated handling and mailing costs to the bankers, brokers, fiduciaries, nominees and other persons and holders through whom the Company intends to solicit stockholders in connection with the Annual Meeting.

      MPLP intends to use the List Information to solicit from the Company's stockholders, proxies for the election at the Annual Meeting of MPLP's director-nominee to serve on the Company's Board of Directors until such nominee's successor is duly elected and qualified.

      Pursuant to Rule 14a-7(c) under the Exchange Act, annexed hereto is an affidavit of MPLP attesting and affirming that MPLP shall not (i) use the List Information for any purpose other than to solicit the Company's stockholders in connection with the Annual Meeting and (ii) disclose the List Information to any person other than a beneficial owner of Common Stock for whom this request was made and an employee or agent to the extent necessary to effectuate MPLP's communication and solicitation. MPLP hereby undertakes to return to the Company the List Information promptly after the termination of MPLP's solicitation referred to herein, and shall not retain any copies thereof or any information derived therefrom.

      Pursuant to Rule 14a-7(b) under the Exchange Act, MPLP hereby requests that the Company mail, with reasonable promptness after receipt from MPLP of the Solicitation Material, together with envelopes therefor and of postage or payment for postage, true and complete copies of the Solicitation Material to each holder of record of Common Stock specified in paragraph (1) above and the requisite number of copies of the Solicitation Material as shall enable each banker, broker or other person referred to in paragraph (2) above to furnish true and complete copies thereof to each beneficial owner solicited or to be solicited through such banker, broker or other person.

      MPLP shall bear and reimburse the Company for the Company's reasonable expenses incurred in the performance of the acts requested above.

      Please acknowledge your receipt of this letter by signing the enclosed duplicate hereof in the space provided below for such purpose and returning it to our waiting messenger.

                                          Very truly yours,


                                          Mission Partners, LP


cc:  Clifford E. Neimeth, Esq.            By:  /s/ Geoffrey Nixon
                                               ---------------------------
                                                Geoffrey Nixon
                                                General Partner

Receipt hereof is hereby acknowledged
This ___ day of April _____, 2002

SYNTELLECT, INC.

By:
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Title:
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